Exhibit 99.1

Applied Energetics, Inc.

Applied Energetics Awarded Multi-Phase Program Contract by

Top 10 Global Defense Contractor for Fiber Laser System

Tucson, AZ, July 15, 2019 -- Applied Energetics, Inc. (OTCQB: AERG), today announced that the Company has been awarded a multi-phase program contract by a top 10 global defense contractor spanning feasibility analysis, proof of principle, initial system design, and lab-based test and evaluation of a frequency agile fiber laser system, utilizing various nonlinear processes to demonstrate laser output across multiple bands in the spectrum. This system could also be coupled to currently deployed technologies to assist in a number of critical U.S. Department of Defense (“DoD”) mission areas and shows promise for multiple advanced commercial applications. At the request of the customer, further details about this contract are considered confidential.

“We are extraordinarily proud to have the opportunity to further develop next-generation laser technologies for potential DoD applications. This award is an exciting opportunity for us to capitalize on the advances we’ve made in engineering and is an important milestone in our commitment to continue providing superior advanced technology solutions for both defense and commercial applications.,” said Gregory J. Quarles, Ph.D., president and chief executive officer of Applied Energetics.

ABOUT APPLIED ENERGETICS INC.

Applied Energetics, Inc., “AE” based in Tucson, Arizona, specializes in development and manufacture of advanced high-performance lasers, high voltage electronics, advanced optical systems, and integrated guided energy systems for defense, aerospace, industrial, and scientific customers worldwide. Applied Energetics pioneered and holds all crucial intellectual property rights to the development and use of Laser Guided Energy (LGE) technology and related solutions for commercial, defense and security applications, and are protected by 25 patents and 11 additional Government Sensitive Patent Applications “GSPA”. The company’s 11 GSPA’s are held under secrecy orders of the US government and allow AE greatly extended protection rights. For more information, visit www.aergs.com

FORWARD LOOKING STATEMENTS

Certain statements in this press release constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as “may”, “believe”, “will”, “expect”, “project”, “anticipate”, “estimates”, “plans”, “strategy”, “target”, “prospects” or “continue”, and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

For more information contact:

Cameron Associates, Inc.

Investor Relations - Kevin McGrath, Managing Director

T: 212-245-4577

kevin@cameronassoc.com